EXHIBIT 3.1.5

CERTIFICATE OF INCORPORATION OF

INTEGRATED STEEL INDUSTRIES, INC.

FIRST: The name of the Corporation is Integrated Steel Industries, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The nature of the business and purposes to be conducted or promoted by the Corporation are as follows:

To engage in any construction, manufacturing, mercantile, selling, agreement service or other business, operation or activity, and to promote any activity which may be lawfully carried on by a corporation organized under the General Corporation Law of the State of Delaware, whether or not related to the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is three thousand (3,000) shares of Common Stock with par value $.01 per share.

FIFTH: The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Nicole M. Belytschko	Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109

SIXTH: The Board of Directors of the Corporation is authorized to make, alter, or repeal the By-laws of the Corporation. Elections of directors need not be by ballot.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that a director of the Corporation shall be liable for (i) breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code relating to the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation’s directors for breach of fiduciary duty, then a director of the Corporation shall be exempt from such liability for any such breach to the full extent permitted by the General Corporation Law of the State of Delaware as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification or adoption of an inconsistent provision.

EIGHTH: Each Person who is or was or had agreed to became a director or officer of the Corporation or who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including without limitation any employee benefit plan or any trust associated therewith), shall be indemnified by the Corporation to the full extent permitted from time to time by the Delaware General Corporation Law or any other applicable laws as presently or hereafter in effect. This Article shall inure to the benefit of each such Person and his or her heirs, executors, administrators and estate. Without limiting the generality or the effect of the foregoing the Corporation may enter into one or more agreements with any Person which provide for indemnification greater or different than that provided in this Article. Neither the amendment nor repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall reduce, eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the effectiveness of such amendment, repeal or adoption.

NINTH: The Corporation reserves the right to amend, alter, change, or repeat any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand on July 19, 1996.

/s/ Nicole M. Belytschko
Nicole M. Belytschko
Sole Incorporator

2

CERTIFICATE OF MERGER

MERGING

UNITED STEEL AND ALUMINUM CORPORATION

INTO

INTEGRATED STEEL INDUSTRIES, INC.

Pursuant to Section 251 of the

Delaware General Corporation Law

INTEGRATED STEEL INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST: That Integrated Steel Industries, Inc. (“Integrated”) is a corporation, its jurisdiction of incorporation being the State of Delaware and that United Steel and Aluminum Corporation (“USAC”) is a corporation, its jurisdiction of incorporation being the State of Delaware.

SECOND: That an Agreement and Plan of Merger, dated as of April 2, 2001, has been approved, adopted, certified, executed and acknowledged by Integrated and USAC, the constituent corporations, in accordance with Section 251 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is Integrated Steel Industries, Inc.

FOURTH: That the Certificate of Incorporation of Integrated, as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: A copy of the Agreement and Plan of Merger is on file at 1050 University Avenue, Norwood, Massachusetts 02062, an office of the surviving corporation.

SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of Integrated or USAC.

[Remainder of page intentionally left blank.

The next page is the signature page]

IN WITNESS WHEREOF, said Integrated Steel Industries, Inc. has caused this Certificate of Merger to be signed by Peter V. Balboni, its Vice President Finance and Pamela A. Hanner, its Assistant Secretary, this 2nd day of April, 2001.

INTEGRATED STEEL INDUSTRIES, INC.

/s/ Peter V. Balboni
By: Peter V. Balboni
Its: Vice President Finance

ATTEST.

/s/ Pamela A. Hanner

By: Pamela A. Hanner

Its: Assistant Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

INTEGRATED STEEL INDUSTRIES, INC.

The undersigned, being the President and Treasurer of INTEGRATED STEEL INDUSTRIES, INC., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.

Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to amend the Corporation’s Certificate of Incorporation, as filed with the Delaware Secretary of State on July 19, 1996, to change the name of the Corporation to Novamerican Steel U.S. Inc., declaring such Amending Resolutions to be advisable, and directed that the Amending Resolutions be considered by the Corporation’s stockholders;

2.

Pursuant to written consent of the Corporation’s sole stockholder in accordance with Section 228 of the DGCL, the holder of all of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3.	The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, the First Article of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“FIRST: The name of the Corporation is Novamerican Steel U.S. Inc.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Integrated Steel Industries, Inc. be signed by Corrado De Gasperis, its President and Treasurer, this 21st day of December, 2007, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By: /s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer